Yukon
Community Services

BUSINESS CORPORATIONS ACT
FORM 3

Certificate of Continuance

ENTREE GOLD INC.

I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

Corporate Access Number: 29919 Date of Continuance: 2003-01-22	/s/ J. Johnson M. Richard Roberts Registrar of Corporations